EXHIBIT 99.1

RR Donnelley Reports Third-Quarter 2014 Results

CHICAGO, Nov. 5, 2014 (GLOBE NEWSWIRE) -- R.R. Donnelley & Sons Company (Nasdaq:RRD) today reported financial results for the third quarter of 2014:

Highlights:

  Third-quarter net sales of $3.0 billion grew 13.1% from the third quarter of 2013; organic net sales grew 0.8% from the third quarter of 2013
  Third-quarter GAAP net earnings attributable to common shareholders of $62.2 million, or $0.31 per diluted share, compared to GAAP net earnings attributable to common shareholders in the third quarter of 2013 of $14.7 million, or $0.08 per diluted share
  Third-quarter non-GAAP net earnings attributable to common shareholders of $78.9 million, or $0.39 per diluted share, compared to non-GAAP net earnings attributable to common shareholders in the third quarter of 2013 of $69.3 million, or $0.38 per diluted share
  Non-GAAP adjusted EBITDA in the quarter of $313.2 million increased by $33.1 million, or 11.8%, from the third quarter of 2013
  Company refines full-year 2014 guidance within previously issued ranges

"Our third-quarter results reflect the continuing success we are having in the marketplace, highlighted by the positive trend in revenue. Despite a challenging comparable related to the timing shift of a significant customer project into the fourth quarter this year, we achieved organic revenue growth of 0.8% in the third quarter. In addition, we continue to reduce our gross leverage, reflecting the combination of our year-over-year EBITDA growth and third-quarter debt reduction of approximately $75 million," said Thomas J. Quinlan III, RR Donnelley's President and Chief Executive Officer. "We remain committed to migrating toward our targeted gross leverage range of 2.25x to 2.75x on a long-term sustainable basis."

Net Sales

Net sales in the quarter were $3.0 billion, up $342.9 million, or 13.1%, from the third quarter of 2013, largely due to the acquisitions of Consolidated Graphics and the North American operations of Esselte. After adjusting for the impact of acquisitions and dispositions, organic sales increased 0.8% from the third quarter of 2013, as increases in the Strategic Services and Variable Print segments were partially offset by declines in the Publishing and Retail Services and International segments.

GAAP Earnings

Third-quarter 2014 net earnings attributable to common shareholders was $62.2 million, or $0.31 per diluted share, compared to net earnings attributable to common shareholders of $14.7 million, or $0.08 per diluted share, in the third quarter of 2013. The third-quarter 2014 diluted share count increased by 17.7 million shares from the third quarter of 2013, primarily related to shares issued in connection with the acquisitions of Consolidated Graphics and the North American operations of Esselte. The third-quarter net earnings attributable to common shareholders included pre-tax charges of $22.6 million and $85.5 million in 2014 and 2013, respectively, all of which were excluded from the presentation of non-GAAP net earnings attributable to common shareholders. Additional details regarding the amount and nature of these and other items are included in the attached schedules.

Non-GAAP Earnings

Third-quarter 2014 non-GAAP adjusted EBITDA was $313.2 million, or 10.6% of net sales, compared to non-GAAP adjusted EBITDA of $280.1 million, or 10.7% of net sales, in the third quarter of 2013. The increase in non-GAAP adjusted EBITDA was primarily due to the acquisitions of Consolidated Graphics and the North American operations of Esselte, as well as higher volume, primarily in the Strategic Services segment. These increases were partially offset by price pressure in each segment which also negatively impacted margin.

Non-GAAP net earnings attributable to common shareholders totaled $78.9 million, or $0.39 per diluted share, in the third quarter of 2014 compared to $69.3 million, or $0.38 per diluted share, in the third quarter of 2013. The third-quarter 2014 diluted share count increased by 17.7 million shares from the third quarter of 2013, primarily related to shares issued in connection with the acquisitions of Consolidated Graphics and the North American operations of Esselte. Third-quarter non-GAAP net earnings attributable to common shareholders excluded pre-tax charges of $22.6 million and $85.5 million in 2014 and 2013, respectively. Reconciliations of net earnings attributable to common shareholders to non-GAAP adjusted EBITDA and non-GAAP net earnings attributable to common shareholders are presented in the attached schedules.

2014 Guidance

The Company provides the following updated full-year guidance for 2014:

	Current Guidance	Previous Guidance
Net sales	$11.6 to $11.7 billion	$11.5 to $11.8 billion
Non-GAAP adjusted EBITDA margin	10.6% to 10.7%	10.5% to 11.0%
Depreciation and amortization	Approximately $480 million	$480 to $490 million
Interest expense	Approximately $285 million	$275 to $285 million
Non-GAAP effective tax rate	34% to 35%	34% to 36%
Diluted share count	Approximately 200 million	Approximately 200 million
Capital expenditures	$225 to $250 million	$225 to $250 million
Free cash flow(1)	$400 to $500 million	$400 to $500 million
(1) Defined as operating cash flow less capital expenditures

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its third-quarter results today, Wednesday, November 5, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley's web site: www.rrdonnelley.com. Individuals wishing to participate must register in advance at http://www.meetme.net/rrd. After registering, participants will receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. A webcast replay will be archived on the Company's web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 8850237#.

About RR Donnelley

RR Donnelley (Nasdaq:RRD) helps organizations communicate more effectively by working to create, manage, produce, distribute and process content on behalf of our customers. The company assists customers in developing and executing multichannel communication strategies that engage audiences, reduce costs, drive revenues and increase compliance. RR Donnelley's innovative technologies enhance digital and print communications to deliver integrated messages across multiple media to highly targeted audiences at optimal times for clients in virtually every private and public sector. Strategically located operations provide local service and responsiveness while leveraging the economic, geographic and technological advantages of a global organization.

For more information, and for RR Donnelley's Global Social Responsibility Report, visit the company's web site at http://www.rrdonnelley.com.

Use of non-GAAP Information

This news release contains certain non-GAAP measures. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company's operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management's effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of RR Donnelley and its expectations relating to future financial condition and performance. These statements include all of the items under the column labeled "Current Guidance" in the table included under the "2014 Guidance" section. Statements that are not historical facts, including statements about RR Donnelley management's beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While RR Donnelley believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond RR Donnelley's control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from RR Donnelley's current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in RRD's periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in RRD's Form 10-K for the fiscal year ended December 31, 2013, those discussed under "Cautionary Statement" in RRD's quarterly Form 10-Q filings, and other filings with the SEC and in other investor communications of RRD from time to time. RR Donnelley does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

R. R. Donnelley & Sons Company
Condensed Consolidated Balance Sheets
As of September 30, 2014 and December 31, 2013
(UNAUDITED)
(in millions, except per share data)

	September 30, 2014	December 31, 2013
Assets

Cash and cash equivalents	$ 269.2	$ 1,028.4
Receivables, less allowances for doubtful accounts	2,169.6	1,832.3
Inventories	652.8	501.2
Prepaid expenses and other current assets	231.8	199.7
Total Current Assets	3,323.4	3,561.6
Property, plant and equipment - net	1,579.9	1,430.1
Goodwill	1,729.1	1,436.3
Other intangible assets - net	458.6	315.9
Deferred income taxes	83.3	118.8
Other noncurrent assets	392.6	375.5
Total Assets	$ 7,566.9	$ 7,238.2

Liabilities

Accounts payable	$ 1,219.8	$ 1,143.0
Accrued liabilities	862.4	814.8
Short-term and current portion of long-term debt	333.5	270.9
Total Current Liabilities	2,415.7	2,228.7
Long-term debt	3,427.3	3,587.0
Pension liabilities	178.8	245.2
Other postretirement benefits plan liabilities	176.8	174.1
Other noncurrent liabilities	449.9	349.5
Total Liabilities	6,648.5	6,584.5

Equity

Common stock, $1.25 par value	323.7	303.7
Authorized shares: 500.0
Issued shares: 259.0 in 2014 (2013 - 243.0 shares)
Additional paid-in capital	3,036.9	2,802.4
Accumulated deficit	(526.6)	(473.4)
Accumulated other comprehensive loss	(499.8)	(488.1)
Treasury stock, at cost, 59.2 shares in 2014 (2013 - 61.2 shares)	(1,438.8)	(1,512.8)
Total RR Donnelley shareholders' equity	895.4	631.8
Noncontrolling interests	23.0	21.9
Total Equity	918.4	653.7
Total Liabilities and Equity	$ 7,566.9	$ 7,238.2

R. R. Donnelley & Sons Company
Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2014 and 2013
(UNAUDITED)
(in millions, except per share data)

	For the Three Months Ended September 30,						For the Nine Months Ended September 30,
	2014 GAAP	ADJUSTMENTS TO NON-GAAP	2014 NON-GAAP	2013 GAAP	ADJUSTMENTS TO NON-GAAP	2013 NON-GAAP	2014 GAAP	ADJUSTMENTS TO NON-GAAP	2014 NON-GAAP	2013 GAAP	ADJUSTMENTS TO NON-GAAP	2013 NON-GAAP
Net sales	$ 2,957.8	$ --	$ 2,957.8	$ 2,614.9	$ --	$ 2,614.9	$ 8,534.1	$ --	$ 8,534.1	$ 7,725.0	$ --	$ 7,725.0
Cost of sales (1)	2,310.2	--	2,310.2	2,044.5	--	2,044.5	6,651.1	(14.3)	6,636.8	5,998.1	--	5,998.1
Gross profit (1)	647.6	--	647.6	570.4	--	570.4	1,883.0	14.3	1,897.3	1,726.9	--	1,726.9

Selling, general and administrative expenses (SG&A) (1)	334.4	--	334.4	291.4	(1.1)	290.3	990.2	(8.2)	982.0	867.8	(2.2)	865.6
Restructuring, impairment and other charges - net	19.9	(19.9)	--	38.1	(38.1)	--	87.9	(87.9)	--	80.6	(80.6)	--
Depreciation and amortization	119.6	--	119.6	106.3	--	106.3	357.0	--	357.0	330.9	--	330.9
Income from operations	173.7	19.9	193.6	134.6	39.2	173.8	447.9	110.4	558.3	447.6	82.8	530.4

Interest expense - net	71.2	--	71.2	65.6	--	65.6	213.0	--	213.0	193.9	--	193.9
Investment and other expense (income) - net	2.0	(2.7)	(0.7)	(0.3)	--	(0.3)	8.9	(11.5)	(2.6)	9.2	(8.7)	0.5
Loss on debt extinguishment	--	--	--	46.3	(46.3)	--	77.1	(77.1)	--	81.9	(81.9)	--

Earnings before income taxes	100.5	22.6	123.1	23.0	85.5	108.5	148.9	199.0	347.9	162.6	173.4	336.0

Income tax expense	35.7	6.3	42.0	5.0	30.9	35.9	51.7	67.9	119.6	52.8	59.7	112.5

Net earnings	64.8	16.3	81.1	18.0	54.6	72.6	97.2	131.1	228.3	109.8	113.7	223.5

Less: Income (loss) attributable to noncontrolling interests	2.6	(0.4)	2.2	3.3	--	3.3	(0.7)	6.0	5.3	2.6	1.0	3.6

Net earnings attributable to RR Donnelley common shareholders	$ 62.2	$ 16.7	$ 78.9	$ 14.7	$ 54.6	$ 69.3	$ 97.9	$ 125.1	$ 223.0	$ 107.2	$ 112.7	$ 219.9

Net earnings per share attributable to RR Donnelley common shareholders:
Basic net earnings per share	$ 0.31		$ 0.39	$ 0.08		$ 0.38	$ 0.49		$ 1.13	$ 0.59		$ 1.21
Diluted net earnings per share	$ 0.31		$ 0.39	$ 0.08		$ 0.38	$ 0.49		$ 1.12	$ 0.58		$ 1.20
Weighted average common shares outstanding:
Basic	200.3		200.3	182.3		182.3	197.9		197.9	181.8		181.8
Diluted	201.6		201.6	183.9		183.9	199.4		199.4	183.3		183.3

Additional information:
Gross margin (1)	21.9%		21.9%	21.8%		21.8%	22.1%		22.2%	22.4%		22.4%
SG&A as a % of net sales (1)	11.3%		11.3%	11.1%		11.1%	11.6%		11.5%	11.2%		11.2%
Operating margin	5.9%		6.5%	5.1%		6.6%	5.2%		6.5%	5.8%		6.9%
Effective tax rate	35.5%		34.1%	21.7%		33.1%	34.7%		34.4%	32.5%		33.5%

(1) Exclusive of depreciation and amortization

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company's operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management's effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

R.R. Donnelley & Sons Company
Reconciliation of GAAP to Non-GAAP Measures
For the Three Months Ended September 30, 2014 and 2013
(UNAUDITED)
(in millions, except per share data)

	For the Three Months Ended September 30, 2014				For the Three Months Ended September 30, 2013
	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	SG&A	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$ 173.7	5.9%	$ 62.2	$ 0.31	$ 291.4	$ 134.6	5.1%	$ 14.7	$ 0.08

Non-GAAP adjustments:

Restructuring charges - net (1)	9.9	0.3%	4.9	0.02	--	25.5	1.0%	15.6	0.08
Impairment charges - net (2)	0.3	0.0%	0.1	0.01	--	7.9	0.3%	4.9	0.03
Other charges (3)	9.7	0.3%	4.8	0.02	--	4.7	0.2%	2.9	0.02
Acquisition-related expenses (4)	--	--	--	--	(1.1)	1.1	0.0%	1.1	0.01
Loss on bankruptcy of subsidiary (5)	--	--	14.2	0.07	--	--	--	--	--
Gain - net on disposal of businesses (6)	--	--	(6.8)	(0.03)	--	--	--	--	--
Gain on investment (7)	--	--	(1.9)	(0.01)	--	--	--	--	--
Gain - net on bargain purchase (8)	--	--	1.0	0.00	--	--	--	--	--
Venezuela currency remeasurement (9)	--	--	0.4	0.00	--	--	--	--	--
Loss on debt extinguishment (10)	--	--	--	--	--	--	--	30.1	0.16
Total Non- GAAP adjustments	19.9	0.6%	16.7	0.08	(1.1)	39.2	1.5%	54.6	0.30
Non-GAAP measures	$ 193.6	6.5%	$ 78.9	$ 0.39	$ 290.3	$ 173.8	6.6%	$ 69.3	$ 0.38

(1) Restructuring charges - net: Operating results for the three months ended September 30, 2014 and 2013 were affected by the following pre-tax restructuring charges:

	2014	2013
Employee termination costs (a)	$ 4.8	$ 17.9
Other restructuring charges (b)	5.1	7.6
Total restructuring charges - net	$ 9.9	$ 25.5

(a) For the three months ended September 30, 2014, employee termination costs resulted from the integration of Consolidated Graphics, including the closure of one Consolidated Graphics facility and the reorganization of certain operations. For the three months ended September 30, 2013, employee termination costs resulted from the closure of one manufacturing facility within the Publishing and Retail Services segment and the reorganization of certain operations.
(b) Includes lease termination and other facility costs.

(2) Impairment charges - net: Operating results for the three months ended September 30, 2014 and 2013 were affected by other long-lived asset impairment charges.

(3) Other charges: Recognition of estimated charges related to the Company's decision to withdraw from certain multi-employer pension plans.

(4) Acquisition-related expenses: Legal, accounting and other expenses associated with completed or contemplated acquisitions.

(5) Loss on bankruptcy of subsidiary: Pre-tax loss of $16.4 million ($14.2 million after-tax) for the three months ended September 30, 2014 as a result of the bankruptcy liquidation of RR Donnelley Argentina S.A. ("RRDA"), a subsidiary of RR Donnelley.

(6) Net gain on disposal of businesses: Net pre-tax gain of $11.1 million ($6.8 million after-tax) for the three months ended September 30, 2014 on the sale of Journalism Online, LLC ("Journalism Online") and Office Tiger Global Real Estate Services Inc. ("GRES").

(7) Gain on investment: Pre-tax gain of $3.0 million ($1.9 million after-tax) resulting from the sale of the Company's shares of a previously impaired equity investment for the three months ended September 30, 2014.

(8) Gain on bargain purchase: Reduction of $1.0 million ($1.0 million after-tax) to the previously recorded pre-tax gain on the acquisition of substantially all of the North American operations of Esselte Corporation ("Esselte"), as a result of finalizing the working capital settlement.

(9) Venezuela currency remeasurement: Currency remeasurement in Venezuela resulted in a net pre-tax gain of $0.6 million ($0.0 million after-tax) of which $0.4 million was included in income attributable to noncontrolling interests for the three months ended September 30, 2014.

(10) Loss on debt extinguishment: Pre-tax loss of $46.3 million ($30.1 million after-tax) was recognized for the three months ended September 30, 2013 related to the repurchase of $200.0 million of 7.25% senior notes due May 15, 2018, $100.0 million of 5.50% senior notes due May 15, 2015 and $100.0 million of 6.125% senior notes due January 15, 2017.

R.R. Donnelley & Sons Company
Reconciliation of GAAP to Non-GAAP Measures
For the Nine Months Ended September 30, 2014 and 2013
(UNAUDITED)
(in millions, except per share data)

	For the Nine Months Ended September 30, 2014						For the Nine Months Ended September 30, 2013
	Gross profit	SG&A	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	SG&A	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$ 1,883.0	$ 990.2	$ 447.9	5.2%	$ 97.9	$ 0.49	$ 867.8	$ 447.6	5.8%	$ 107.2	$ 0.58

Non-GAAP adjustments:
Restructuring charges - net (1)	--	--	43.8	0.5%	27.5	0.14	--	60.2	0.7%	38.5	0.20
Impairment charges - net (2)	--	--	10.1	0.1%	6.6	0.03	--	15.7	0.2%	10.1	0.06
Other charges (3)	--	--	34.0	0.4%	21.0	0.11	--	4.7	0.1%	2.9	0.02
Acquisition-related expenses (4)	--	(8.2)	8.2	0.1%	6.7	0.03	(2.2)	2.2	0.1%	2.2	0.01
Purchase accounting inventory adjustments (5)	14.3	--	14.3	0.2%	9.1	0.05	--	--	--	--	--
Loss on debt extinguishment (6)	--	--	--	--	49.8	0.25	--	--	--	53.2	0.29
Loss on bankruptcy of subsidiary (7)	--	--	--	--	14.2	0.07	--	--	--	--	--
Gain on bargain purchase (8)	--	--	--	--	(9.5)	(0.05)	--	--	--	--	--
Venezuela currency remeasurement (9)	--	--	--	--	8.0	0.04	--	--	--	2.2	0.01
Net gain on disposal of businesses (10)	--	--	--	--	(6.4)	(0.03)	--	--	--	--	--
Net (gain) loss on investments (11)	--	--	--	--	(1.9)	(0.01)	--	--	--	3.6	0.03
Total Non-GAAP adjustments	14.3	(8.2)	110.4	1.3%	125.1	0.63	(2.2)	82.8	1.1%	112.7	0.62
Non-GAAP measures	$ 1,897.3	$ 982.0	$ 558.3	6.5%	223.0	$ 1.12	$ 865.6	$ 530.4	6.9%	$ 219.9	$ 1.20

(1) Restructuring charges - net: Operating results for the nine months ended September 30, 2014 and 2013 were affected by the following pre-tax restructuring charges:

			2014	2013
Employee termination costs (a)			$ 27.8	$ 34.0
Other restructuring charges (b)			16.0	26.2
Total restructuring charges - net			$ 43.8	$ 60.2

(a) For the nine months ended September 30, 2014, employee termination costs resulted from the integration of Consolidated Graphics, including the closure of seven facilities and one additional facility closure within the Variable Print segment, one facility closure in Publishing and Retail Services segment and the reorganization of certain operations. For the nine months ended September 30, 2013, employee termination costs resulted from the closure of two manufacturing facilities within the Publishing and Retail Services segment and one manufacturing facility within the Variable Print segment and the reorganization of certain operations.
(b) Includes lease termination and other facility costs, including charges related to multi-employer pension plan withdrawal obligations related to facility closures.

(2) Impairment charges - net: Operating results for the nine months ended September 30, 2014 and 2013 were affected by other long-lived asset impairment charges.

(3) Other charges: Recognition of estimated charges related to the Company's decision to partially withdraw from all multi-employer pension plans.

(4) Acquisition-related expenses: Legal, accounting and other expenses associated with completed or contemplated acquisitions.

(5) Purchase accounting inventory adjustments: Recognition of pre-tax charges of $14.3 million ($9.1 million after-tax) as a result of inventory purchase accounting adjustments for Consolidated Graphics and Esselte for the nine months ended September 30, 2014.

(6) Loss on debt extinguishment: Pre-tax loss of $77.1 million ($49.8 million after-tax) was recognized for the nine months ended September 30, 2014 related to the repurchase of $211.1 million of the 8.25% senior notes due March 15, 2019, $100.0 million of the 7.25% senior notes due May 15, 2018 and $50.0 million of the 7.625% senior notes due June 15, 2020. During the nine months ended September 30, 2013, a pre-tax loss of $81.9 million ($53.2 million after-tax) was recognized related to the repurchase of $273.5 million of 6.125% senior notes due January 15, 2017, $250.0 million of the 7.25% senior notes due May 15, 2018, $130.2 million of the 8.60% senior notes due August 15, 2016 and $100.0 million of 5.50% senior notes due May 15, 2015.

(7) Loss on bankruptcy of subsidiary: Pre-tax loss of $16.4 million ($14.2 million after-tax) for the nine months September 30, 2014 as a result of the bankruptcy liquidation of RRDA.

(8) Gain on bargain purchase: Acquisition of Esselte resulted in a pre-tax bargain purchase gain of $9.5 million ($9.5 million after-tax) for the nine months ended September 30, 2014.

(9) Venezuela currency remeasurement: Currency remeasurement in Venezuela resulted in a pre-tax loss, net of foreign exchange gains, of $18.0 million ($14.0 million after-tax), of which $6.0 million was included in loss attributable to noncontrolling interests for the nine months ended September 30, 2014. During the nine months ended September 30, 2013, the currency devaluation in Venezuela resulted in a pre-tax loss of $3.2 million ($3.2 million after-tax), of which $1.0 million was included in loss attributable to noncontrolling interests.

(10) Net gain on disposal of businesses: Pre-tax gain on the sale of Journalism Online of $11.2 million ($6.9 million after-tax) offset by a pre-tax loss on the sale of GRES of $0.8 million ($0.5 million after-tax) for the nine months ended September 30, 2014.

(11) Net (gain) loss on investments: Pre-tax gain of $3.0 million ($1.9 million after-tax) resulting from the sale of the Company's shares of a previously impaired equity investment for the nine months ended September 30, 2014 and impairment losses on equity investments of $5.5 million ($3.6 million after-tax) for the nine months ended September 30, 2013.

R. R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Three Months Ended September 30, 2014 and 2013
(UNAUDITED)
(in millions)

	Publishing and Retail Services	Variable Print	Strategic Services	International	Corporate	Consolidated

For the Three Months Ended September 30, 2014
Net sales	$ 681.0	$ 988.1	$ 630.7	$ 658.0	$ --	$ 2,957.8
Income (loss) from operations	34.1	68.8	56.5	24.7	(10.4)	173.7
Operating margin %	5.0%	7.0%	9.0%	3.8%	nm	5.9%

Non-GAAP Adjustments
Restructuring charges - net	1.6	4.4	1.1	2.1	0.7	9.9
Impairment charges - net	(1.2)	1.7	--	(0.2)	--	0.3
Other charges	7.4	2.2	0.1	--	--	9.7
Total Non-GAAP adjustments	7.8	8.3	1.2	1.9	0.7	19.9

Non-GAAP income (loss) from operations	$ 41.9	$ 77.1	$ 57.7	$ 26.6	$ (9.7)	$ 193.6
Non-GAAP operating margin %	6.2%	7.8%	9.1%	4.0%	nm	6.5%

Depreciation and amortization	35.8	40.8	16.1	25.2	1.7	119.6
Non-GAAP Adjusted EBITDA	$ 77.7	$ 117.9	$ 73.8	$ 51.8	$ (8.0)	$ 313.2
Non-GAAP Adjusted EBITDA margin %	11.4%	11.9%	11.7%	7.9%	nm	10.6%

Capital expenditures	$ 9.8	$ 15.2	$ 10.5	$ 19.9	$ 2.8	$ 58.2

For the Three Months Ended September 30, 2013
Net sales	$ 715.0	$ 643.8	$ 581.7	$ 674.4	$ --	$ 2,614.9
Income (loss) from operations	34.3	46.8	43.0	42.3	(31.8)	134.6
Operating margin %	4.8%	7.3%	7.4%	6.3%	nm	5.1%

Non-GAAP Adjustments
Restructuring charges - net	16.6	2.8	1.3	4.6	0.2	25.5
Impairment charges - net	6.2	0.6	0.9	0.2	--	7.9
Other charges	--	--	4.7	--	--	4.7
Acquisition-related expenses	--	--	--	--	1.1	1.1
Total Non-GAAP adjustments	22.8	3.4	6.9	4.8	1.3	39.2

Non-GAAP income (loss) from operations	$ 57.1	$ 50.2	$ 49.9	$ 47.1	$ (30.5)	$ 173.8
Non-GAAP operating margin %	8.0%	7.8%	8.6%	7.0%	nm	6.6%

Depreciation and amortization	40.9	24.9	14.5	24.8	1.2	106.3
Non-GAAP Adjusted EBITDA	$ 98.0	$ 75.1	$ 64.4	$ 71.9	$ (29.3)	$ 280.1
Non-GAAP Adjusted EBITDA margin %	13.7%	11.7%	11.1%	10.7%	nm	10.7%

Capital expenditures	$ 14.8	$ 16.0	$ 10.3	$ 11.8	$ 2.4	$ 55.3

nm Not meaningful

R. R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Nine Months Ended September 30, 2014 and 2013
(UNAUDITED)
(in millions)

	Publishing and Retail Services	Variable Print	Strategic Services	International	Corporate	Consolidated

For the Nine Months Ended September 30, 2014
Net sales	$ 1,949.6	$ 2,737.6	$ 1,937.9	$ 1,909.0	$ --	$ 8,534.1
Income (loss) from operations	71.8	158.2	193.0	79.6	(54.7)	447.9
Operating margin %	3.7%	5.8%	10.0%	4.2%	nm	5.2%

Non-GAAP Adjustments
Restructuring charges - net	5.8	21.9	5.0	6.7	4.4	43.8
Impairment charges - net	2.4	6.9	--	0.8	--	10.1
Other charges	23.7	6.3	4.0	--	--	34.0
Acquisition-related expenses	--	0.1	--	0.4	7.7	8.2
Purchase accounting inventory adjustments	--	14.3	--	--	--	14.3
Total Non-GAAP adjustments	31.9	49.5	9.0	7.9	12.1	110.4

Non-GAAP income (loss) from operations	$ 103.7	$ 207.7	$ 202.0	$ 87.5	$ (42.6)	$ 558.3
Non-GAAP operating margin %	5.3%	7.6%	10.4%	4.6%	nm	6.5%

Depreciation and amortization	110.7	117.4	48.5	75.0	5.4	357.0
Non-GAAP Adjusted EBITDA	$ 214.4	$ 325.1	$ 250.5	$ 162.5	$ (37.2)	$ 915.3
Non-GAAP Adjusted EBITDA margin %	11.0%	11.9%	12.9%	8.5%	nm	10.7%

Capital expenditures	$ 32.0	$ 44.3	$ 28.4	$ 50.3	$ 9.5	$ 164.5

For the Nine Months Ended September 30, 2013
Net sales	$ 2,028.7	$ 1,918.4	$ 1,834.4	$ 1,943.5	$ --	$ 7,725.0
Income (loss) from operations	93.8	142.7	182.1	99.5	(70.5)	447.6
Operating margin %	4.6%	7.4%	9.9%	5.1%	nm	5.8%

Non-GAAP Adjustments
Restructuring charges - net	27.9	11.8	4.2	11.5	4.8	60.2
Impairment charges - net	10.7	1.0	2.7	0.9	0.4	15.7
Other charges	--	--	4.7	--	--	4.7
Acquisition-related expenses	--	--	--	--	2.2	2.2
Total Non-GAAP adjustments	38.6	12.8	11.6	12.4	7.4	82.8

Non-GAAP income (loss) from operations	$ 132.4	$ 155.5	$ 193.7	$ 111.9	$ (63.1)	$ 530.4
Non-GAAP operating margin %	6.5%	8.1%	10.6%	5.8%	nm	6.9%

Depreciation and amortization	126.6	79.2	44.2	76.7	4.2	330.9
Non-GAAP Adjusted EBITDA	$ 259.0	$ 234.7	$ 237.9	$ 188.6	$ (58.9)	$ 861.3
Non-GAAP Adjusted EBITDA margin %	12.8%	12.2%	13.0%	9.7%	nm	11.1%

Capital expenditures	$ 39.0	$ 40.8	$ 23.5	$ 30.0	$ 6.3	$ 139.6

nm Not meaningful

R. R. Donnelley & Sons Company
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2014 and 2013
(UNAUDITED)
(in millions)

	2014	2013

Net earnings	$ 97.2	$ 109.8
Adjustment to reconcile net earnings to net cash provided by operating activities	457.8	438.4
Changes in operating assets and liabilities	(267.3)	(220.6)
Pension and other postretirement benefits plan contributions	(33.8)	(20.5)
Net cash provided by operating activities	$ 253.9	$ 307.1

Capital expenditures	(164.5)	(139.6)
All other cash provided by (used in) investing activities	(376.3)	13.5
Net cash used in investing activities	$ (540.8)	$ (126.1)

Net cash used in financing activities	$ (446.7)	$ (140.9)

Effect of exchange rate on cash and cash equivalents	(25.6)	(8.0)

Net (decrease) increase in cash and cash equivalents	$ (759.2)	$ 32.1

Cash and cash equivalents at beginning of period	1,028.4	430.7

Cash and cash equivalents at end of period	$ 269.2	$ 462.8

Additional Information:
	2014	2013
For the Nine Months Ended September 30:
Net cash provided by operating activities	$ 253.9	$ 307.1
Less: capital expenditures	164.5	139.6
Free cash flow	$ 89.4	$ 167.5

For the Six Months Ended June 30:
Net cash provided by operating activities	$ 69.7	$ 57.9
Less: capital expenditures	106.3	84.3
Free cash flow	$ (36.6)	$ (26.4)

For the Three Months Ended September 30:
Net cash provided by operating activities	$ 184.2	$ 249.2
Less: capital expenditures	58.2	55.3
Free cash flow	$ 126.0	$ 193.9

R.R. Donnelley & Sons Company
Reconciliation of Reported to Pro Forma Net Sales
For the Three Months Ended September 30, 2014 and 2013
(UNAUDITED)
(in millions)

	Reported net sales	Adjustments (1)	Pro forma net sales
For the Three Months Ended September 30, 2014
Publishing and Retail Services	$ 681.0	$ --	$ 681.0
Variable Print	988.1	--	988.1
Strategic Services	630.7	--	630.7
International	658.0	--	658.0
Consolidated	$ 2,957.8	$ --	$ 2,957.8

For the Three Months Ended September 30, 2013
Publishing and Retail Services	$ 715.0	$ --	$ 715.0
Variable Print	643.8	332.7	976.5
Strategic Services	581.7	1.2	582.9
International	674.4	4.0	678.4
Consolidated	$ 2,614.9	$ 337.9	$ 2,952.8

Net sales change
Publishing and Retail Services	(4.8%)		(4.8%)
Variable Print	53.5%		1.2%
Strategic Services	8.4%		8.2%
International	(2.4%)		(3.0%)
Consolidated	13.1%		0.2%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates
Publishing and Retail Services			--%
Variable Print			(0.1%)
Strategic Services			0.0%
International			0.1%
Consolidated			0.0%

Approximate year-over-year impact of changes in pass-through paper sales
Publishing and Retail Services			(0.5%)
Variable Print			--%
Strategic Services			--%
International			0.4%
Consolidated			0.0%

Year-over-year impact of dispositions (2)
Publishing and Retail Services			--%
Variable Print			--%
Strategic Services			(0.1%)
International			(2.4%)
Consolidated			(0.6%)

Net organic sales change (3)
Publishing and Retail Services			(4.3%)
Variable Print			1.3%
Strategic Services			8.3%
International			(1.1%)
Consolidated			0.8%

The reported results of the Company include the results of Consolidated Graphics, MultiCorpora and Esselte from the acquisition date forward.

The Company has provided this schedule to reconcile reported net sales for the three months ended September 30, 2014 and 2013 to pro forma net sales as if the 2014 acquisitions took place as of January 1, 2013 for the purposes of this schedule.

There were no acquisitions during the three months ended September 30, 2014.

For the three months ended September 30, 2013, the adjustment for net sales of acquired businesses reflects the net sales of Consolidated Graphics (acquired January 31, 2014), MultiCorpora (acquired March 10, 2014), and Esselte (acquired March 25, 2014).

(1) Adjusted for net sales of acquired businesses: Variable Print included a portion of the net sales of Consolidated Graphics and Esselte, Strategic Services included the net sales of MultiCorpora and International included a portion of the net sales of Consolidated Graphics
(2) Adjusted for net sales of disposed businesses: Journalism Online, RRDA, GRES and R.R. Donnelley SAS
(3) Adjusted for net sales of acquired and disposed businesses, the impact of changes in FX rates and pass-through paper sales

R.R. Donnelley & Sons Company
Reconciliation of Reported to Pro Forma Net Sales
For the Nine Months Ended September 30, 2014 and 2013
(UNAUDITED)
(in millions)

	Reported net sales	Adjustments (1)	Pro forma net sales
For the Nine Months Ended September 30, 2014
Publishing and Retail Services	$ 1,949.6	$ --	$ 1,949.6
Variable Print	2,737.6	149.4	2,887.0
Strategic Services	1,937.9	1.1	1,939.0
International	1,909.0	2.3	1,911.3
Consolidated	$ 8,534.1	$ 152.8	$ 8,686.9

For the Nine Months Ended September 30, 2013
Publishing and Retail Services	$ 2,028.7	$ --	$ 2,028.7
Variable Print	1,918.4	954.6	2,873.0
Strategic Services	1,834.4	3.7	1,838.1
International	1,943.5	15.9	1,959.4
Consolidated	$ 7,725.0	$ 974.2	$ 8,699.2

Net sales change
Publishing and Retail Services	(3.9%)		(3.9%)
Variable Print	42.7%		0.5%
Strategic Services	5.6%		5.5%
International	(1.8%)		(2.5%)
Consolidated	10.5%		(0.1%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates
Publishing and Retail Services			--%
Variable Print			(0.1%)
Strategic Services			0.0%
International			(0.4%)
Consolidated			(0.1%)

Approximate year-over-year impact of changes in pass-through paper sales
Publishing and Retail Services			(0.8%)
Variable Print			--%
Strategic Services			--%
International			0.4%
Consolidated			(0.1%)

Year-over-year impact of dispositions (2)
Publishing and Retail Services			--%
Variable Print			--%
Strategic Services			0.0%
International			(1.8%)
Consolidated			(0.4%)

Net organic sales change (3)
Publishing and Retail Services			(3.1%)
Variable Print			0.6%
Strategic Services			5.5%
International			(0.7%)
Consolidated			0.5%

The reported results of the Company include the results of Consolidated Graphics, MultiCorpora and Esselte from the acquisition date forward.

The Company has provided this schedule to reconcile reported net sales for the nine months ended September 30, 2014 and 2013 to pro forma net sales as if the 2014 acquisitions took place as of January 1, 2013 for the purposes of this schedule.

For the nine months ended September 30, 2014 and 2013, the adjustment for net sales of acquired businesses reflects the net sales of Consolidated Graphics (acquired January 31, 2014), MultiCorpora (acquired March 10, 2014), and Esselte (acquired March 25, 2014).

(1) Adjusted for net sales of acquired businesses: Variable Print included a portion of the net sales of Consolidated Graphics and Esselte, Strategic Services included the net sales of MultiCorpora and International included a portion of the net sales of Consolidated Graphics
(2) Adjusted for net sales of disposed businesses: Journalism Online, RRDA, GRES and R.R. Donnelley SAS
(3) Adjusted for net sales of acquired and disposed businesses, the impact of changes in FX rates and pass-through paper sales

R.R. Donnelley & Sons Company
Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA
For the Three and Twelve Months Ended September 30, 2014 and 2013
(UNAUDITED)
(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013

GAAP net earnings (loss) attributable to RR Donnelley common shareholders	$ 201.9	$ 62.2	$ 64.7	$ (29.0)	$ 104.0

Adjustments
Income (loss) attributable to noncontrolling interests	3.7	2.6	0.9	(4.2)	4.4
Income tax expense (benefit)	(10.3)	35.7	39.5	(23.5)	(62.0)
Interest expense - net	280.5	71.2	70.8	71.0	67.5
Investment and other expense (income) - net	27.1	2.0	2.3	4.6	18.2
Loss on debt extinguishment (1)	77.1	--	--	77.1	--
Depreciation and amortization	461.9	119.6	121.9	115.5	104.9
Restructuring, impairment and other charges - net (2)	140.8	19.9	22.8	45.2	52.9
Acquisition-related expenses (3)	11.9	--	0.5	7.7	3.7
Purchase accounting inventory adjustments (4)	14.3	--	2.2	12.1	--
Total Non-GAAP adjustments	1,007.0	251.0	260.9	305.5	189.6

Non-GAAP adjusted EBITDA	$ 1,208.9	$ 313.2	$ 325.6	$ 276.5	$ 293.6

Net sales	$ 11,289.4	$ 2,957.8	$ 2,902.5	$ 2,673.8	$ 2,755.3
Non-GAAP adjusted EBITDA margin %	10.7%	10.6%	11.2%	10.3%	10.7%

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

GAAP net earnings (loss) attributable to RR Donnelley common shareholders	$ (741.8)	$ 14.7	$ 65.4	$ 27.1	$ (849.0)

Adjustments
Income (loss) attributable to noncontrolling interests	(0.1)	3.3	1.1	(1.8)	(2.7)
Income tax expense (benefit)	(4.2)	5.0	35.2	12.6	(57.0)
Interest expense - net	257.7	65.6	65.5	62.8	63.8
Investment and other expense (income) - net	8.3	(0.3)	6.0	3.5	(0.9)
Loss on debt extinguishment (1)	85.9	46.3	--	35.6	4.0
Depreciation and amortization	447.6	106.3	111.0	113.6	116.7
Restructuring, impairment and other charges - net (2)	1,101.2	38.1	19.8	22.7	1,020.6
Acquisition-related expenses (3)	2.6	1.1	0.1	1.0	0.4
Gain on pension curtailment (5)	(3.7)	--	--	--	(3.7)
Total Non-GAAP adjustments	1,895.3	265.4	238.7	250.0	1,141.2

Non-GAAP adjusted EBITDA	$ 1,153.5	$ 280.1	$ 304.1	$ 277.1	$ 292.2

Net sales	$ 10,384.6	$ 2,614.9	$ 2,571.6	$ 2,538.5	$ 2,659.6
Non-GAAP adjusted EBITDA margin %	11.1%	10.7%	11.8%	10.9%	11.0%

(1) Loss on debt extinguishment: Pre-tax losses were recognized related to the repurchases of senior notes prior to maturity, as well as the costs related to the early termination of the Company's previous $1.75 billion revolving credit facility which was terminated on October 15, 2012.

(2) Restructuring, impairment and other charges - net: Pre-tax charges for employee termination costs, lease termination and other costs, including charges related to multi-employer pension plan withdrawal obligations as a result of facility closures, and impairment of other long-lived assets. The three months ended September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013 included pre-tax charges for the recognition of estimated charges related to the Company's decision to partially withdraw from certain multi-employer pension plans. The three months ended June 30, 2014, December 31, 2013 and December 31, 2012 included pre-tax charges for the impairment of other intangible assets. The three months ended December 31, 2012 included pre-tax charges for the impairment of goodwill.

(3) Acquisition-related expenses: Legal, accounting and other expenses associated with completed or contemplated acquisitions.

(4) Purchase accounting inventory adjustments: Recognition of charges as a result of inventory purchase accounting adjustments.

(5) Gain on pension curtailment: A pre-tax gain on pension curtailment was recognized related to the remeasurement of the U.K. pension plan's assets and obligations that was required with the announced freeze on further benefit accruals as of December 31, 2012.

R.R. Donnelley & Sons Company
Debt and Liquidity Summary
As of September 30, 2014 and 2013 and December 31, 2013
(UNAUDITED)
(in millions)

Total Liquidity (1)	September 30, 2014	December 31, 2013	September 30, 2013
Cash (2)	$ 269.2	$ 1,028.4	$ 462.8
Committed credit agreement (3)	1,321.8	387.5	819.4
	1,591.0	1,415.9	1,282.2
Usage
Borrowings under credit agreement (3)	130.0	--	--
Impact on availability related to outstanding letters of credit	--	--	--

Net Available Liquidity	$ 1,461.0	$ 1,415.9	$ 1,282.2

Short-term and current portion of long-term debt	$ 333.5	$ 270.9	$ 275.9
Long-term debt	3,427.3	3,587.0	3,240.1
Total debt	$ 3,760.8	$ 3,857.9	$ 3,516.0

Non-GAAP adjusted EBITDA for the twelve months ended September 30, 2014 and 2013 and the year ended December 31, 2013	$ 1,208.9	$ 1,154.9	$ 1,153.5

Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA)	3.1x	3.3x	3.0x

(1) Liquidity does not include uncommitted credit facilities, located primarily outside of the U.S.

(2) Approximately 85% of cash as of Sepember 30, 2014, 39% of cash as of December 31, 2013 and 68% of cash as of September 30, 2013 was located outside of the U.S. During the fourth quarter of 2014, the Company's foreign subsidiaries are expected to make intercompany payments to the U.S. of approximately $40 million from foreign cash balances available at September 30, 2014. In aggregate, approximately $240 million in payments is expected to be made in 2014 and in future years in satisfaction of intercompany obligations. Cash held by foreign subsidiaries may be subject to U.S. or local country taxes if repatriated to the U.S. In addition, repatriation of some foreign cash balances is further restricted by local laws.

(3) The Company has a senior secured revolving Credit Agreement ("Credit Agreement") which was amended effective September 9, 2014 to increase the aggregate revolving commitments of the Lenders from $1.15 billion to $1.5 billion and to extend the expiration date from October 15, 2017 to September 9, 2019. The Credit Agreement is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the Credit Agreement. There were $130 million in borrowings under the Credit Agreement as of September 30, 2014. Based on the Company's results of operations for the twelve months ended September 30, 2014 and existing debt, the Company would have had the ability to utilize an additional $1.2 billion of the $1.5 billion Credit Agreement and not have been in violation of the terms of the agreement.

	September 30, 2014	December 31, 2013	September 30, 2013
Stated amount of the credit agreement	$ 1,500.0	$ 1,150.0	$ 1,150.0
Less: availability reduction from covenants	178.2	762.5	330.6
Total amount available	1,321.8	387.5	819.4

Less: borrowings under the credit agreement	130.0	--	--
Impact on availability related to outstanding letters of credit	--	--	--
Availability under the credit agreement	$ 1,191.8	$ 387.5	$ 819.4
CONTACT: Media:
         Phyllis Burgee
         Director, Communications
         630.322.6093
         phyllis.burgee@rrd.com

         Investors:
         Dave Gardella
         SVP, Investor Relations
         312.326.8155
         david.a.gardella@rrd.com